UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

MONOPAR THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39070	32-0463781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Skokie Blvd., Suite 350, Wilmette, IL 60091	60091
(Address of principal executive offices)	(Zip Code)

(847) 388-0349
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MNPR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure

On June 24, 2021, Monopar Therapeutics Inc. issued a press release announcing a presentation on oropharyngeal cancer (OPC) patient population analysis of the Phase 2 Validive® (clonidine HCl MBT) trial for the prevention of chemoradiotherapy-induced severe oral mucositis in head and neck cancer at the Multinational Association of Supportive Care in Cancer and International Society of Oral Oncology (MASCC/ISOO) 2021 annual meeting.

The press release is furnished as Exhibit 99.1 and the supplemental slides are furnished as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release Dated June 24, 2021

99.2	Supplemental slides provided in connection with Monopar Therapeutics Inc.’s presentation at the MASCC/ISOO 2021 annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monopar Therapeutics Inc.

Date: June 24, 2021	By:	/s/ Kim R. Tsuchimoto
Name: Kim R. Tsuchimoto
Title: Chief Financial Officer, Secretary and Treasurer